Exhibit 99.(17)

THE TARGET PORTFOLIO TRUST
Target Total Return Bond Portfolio

Gateway Center Three, 4th Floor, 100 Mulberry Street Newark, New Jersey 07102-4077

SPECIAL MEETING OF SHAREHOLDERS —FEBRUARY 17, 2015

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TARGET PORTFOLIO TRUST (THE “TRUST”) WITH RESPECT TO TARGET TOTAL RETURN BOND PORTFOLIO (THE “PORTFOLIO”), A SERIES OF THE TRUST.  The undersigned hereby appoints Raymond O’Hara, Claudia DiGiacomo, Amanda Ryan and Jonathan D. Shain as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of beneficial interest of the Portfolio held of record by the undersigned on December 2, 2014, at the Meeting to be held on February 17, 2015 or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. PLEASE REFER TO THE PROXY STATEMENT DATED DECEMBER 9, 2014 FOR DISCUSSION OF THE PROPOSAL. THE PROXY STATEMENT IS AVAILABLE ON THE PORTFOLIO’S WEBSITE AT WWW.PRUDENTIALFUNDS.COM/FUNDCHANGES.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD WHERE INDICATED AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

This voting card is valid only when signed and dated. If you simply sign and date the proxy card but give no voting instructions, your shares will be voted in favor of the Proposal and in accordance with the views of management upon any unexpected matters that come before the Meeting or adjournment of the Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

TO VOTE BY INTERNET

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Go to Website www.proxyvote.com

3) Follow the instructions provided on website.

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have the Proxy Card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

TO VOTE BY MAIL

1) Read the Proxy Statement.

2) Check the appropriate boxes on the Proxy Card below.

3) Sign and date the Proxy Card.

4) Return the Proxy Card in the envelope provided.

If you vote by Telephone or Internet, you do not have to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TARGET TOTAL RETURN BOND PORTFOLIO

Please fill in box as shown using black or blue ink or number 2 pencil.  ☒

PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees of THE TARGET PORTFOLIO TRUST recommends voting FOR the Proposal.

	FOR	AGAINST	ABSTAIN
Proposal 1

To approve a Plan of Reorganization whereby all of the assets and liabilities of Target Total Return Bond Portfolio, a series of The Target Portfolio Trust, will be transferred to, and assumed by, Prudential Total Return Bond Fund, a series of Prudential Investment Portfolios, Inc. 17, in exchange for shares of Prudential Total Return Bond Fund and the cancellation of all of the shares of Target Total Return Bond Portfolio, and Target Total Return Bond Portfolio will be dissolved.

	☐	☐	☐

If this proxy card is signed and returned with no choices indicated, the shares will be voted for the proposal.

Dated:

Signature	(Sign in the Box)